As filed with the Securities and Exchange Commission on November 16, 2006.
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXIDE TECHNOLOGIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	23-0552730
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
13000 Deerfield Parkway, Building 200
Alpharetta, Georgia 30004
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Brad S. Kalter	Copies to:
Deputy General Counsel and Corporate Secretary
Exide Technologies
13000 Deerfield Parkway, Building 200
Alpharetta, Georgia 30004
(678) 566-9048
(Name, Address, and Telephone Number,
Including Area Code, of Agent for Service)	David M. Eaton Kilpatrick Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, $.01 par value	4,000,000	$4.135	$16,540,000	$1,769.78

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable to prevent dilution in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.
(2)	Determined in accordance with Rules 457(h) and (c) under the Securities Act, based on $4.135, the average of the high and low prices on The Nasdaq Global Market on November 14, 2006.

ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
EX-5 OPINION OF KILPATRICK STOCKTON LLP
EX-23.2 CONSENT OF PRICEWATERHOUSECOOPERS LLP

EXPLANATORY NOTE PURSUANT TO GENERAL INSTRUCTION E
     Exide Technologies, a Delaware corporation (the “Company”), files this Registration Statement on Form S-8, pursuant to General Instruction E of Form S-8, in connection with an amendment of the Company’s 2004 Stock Incentive Plan (the “Plan”) that, among other things, increases the number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), that may be issued or transferred under the Plan from 3,125,000 to 7,125,000. The shares of Common Stock previously available for issuance or transfer under the Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-128897), the contents of which are incorporated herein by reference.
ITEM 8. EXHIBITS
     The following exhibits are filed with this Registration Statement:

Exhibit Number	Description
5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney is included on signature page.
ITEM 9. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, That:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on November 16, 2006.

EXIDE TECHNOLOGIES
By:	/s/ Gordon A. Ulsh
Gordon A. Ulsh
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of November, 2006.
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the following page constitutes and appoints Francis M. Corby Jr., Barbara A. Hatcher and Brad S. Kalter and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Gordon A. Ulsh Gordon A. Ulsh	President, Chief Executive Officer and Director (principal executive officer)

/s/ Francis M. Corby Jr. Francis M. Corby Jr.	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Phillip A. Damaska Phillip A. Damaska	Senior Vice President and Corporate Controller (principal accounting officer)

Signature	Title

/s/ Herbert F. Aspbury	Director
Herbert F. Aspbury

/s/ Michael R. D’Appolonia	Director
Michael R. D’Appolonia

/s/ David S. Ferguson	Director
David S. Ferguson

/s/ Paul W. Jennings	Director
Paul W. Jennings

/s/ John P. Reilly	Director
John P. Reilly

/s/ Michael P. Ressner	Director
Michael P. Ressner

/s/ Carroll R. Wetzel	Director
Carroll R. Wetzel

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney is included on signature page.